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                                                                    EXHIBIT 5.1

                 [STRADLING, YOCCA, CARLSON & RAUTH LETTERHEAD]


                                 March 25, 1997



Datum Inc.
9975 Toledo Way
Irvine, California  92618

Ladies and Gentlemen:

         At your request, we have examined the Registration Statement on Form S-2, Registration No. 333-22177, filed by Datum Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission on February 21, 1997 (as amended, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 2,820,695 shares of Common Stock, $.25 par value per share, of the Company (the "Common Stock"). Said shares of Common Stock, which include 367,917 shares which will be subject to an over-allotment option to be granted to the underwriters by the Company, are to be sold to the underwriters as described in the Registration Statement for sale to the public.

         As your counsel in connection with this transaction, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the authorization, issuance and sale of the shares of the Common Stock.

         Based on the foregoing, and subject to compliance with applicable state securities laws, it is our opinion that the 2,820,695 shares of Common Stock, when issued and sold in the manner described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                       Very truly yours,

                                       /s/ STRADLING, YOCCA, CARLSON & RAUTH
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                                           STRADLING, YOCCA, CARLSON & RAUTH